UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 14, 2019
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02. Results of Operations and Financial Condition.
On May 14, 2019, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated May 14, 2019

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: May 14, 2019	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated May 14, 2019

4

Exhibit 99.1
FOR IMMEDIATE RELEASE
CEC ENTERTAINMENT, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2019
Company to Participate at June Investor Conferences

IRVING, Texas - May 14, 2019 - CEC Entertainment, Inc. (“CEC” or the “Company”), a nationally recognized leader in family entertainment and dining, today announced financial results for its first quarter ended March 31, 2019.

First Quarter Results (1)
Comparable venue sales increased 7.7% in the first quarter of 2019 compared to the first quarter of 2018, and total revenues increased $18.4 million, or 7.2%, to $273.3 million in the first quarter of 2019, compared to $254.9 million in the first quarter of 2018.
The Company reported net income of $21.2 million for the first quarter of 2019, compared to net income of $12.2 million for the first quarter of 2018. Net income for the current quarter was positively impacted by the increase in Company-operated venue sales, partially offset by higher labor expenses from wage inflation, and increased entertainment and merchandise costs related to the All You Can Play and More Tickets strategic initiatives. Additionally, net income for the first quarter of 2019 was impacted by a $1.3 million increase in interest expense driven by the increase in LIBOR rates on our variable rate debt.
“We are pleased with our results in the first quarter of 2019 as the positive impact of the All You Can Play game packages and More Tickets initiatives led to our fourth consecutive quarter of comparable venue sales growth, said Tom Leverton, Chief Executive Officer.  “Our team continues to make great progress in advancing our brand and improving the experience we deliver to our guests.  While our quarterly performance benefited from the comparison to last year and a shift in Easter, the result was strong with great flow through to earnings.  We remain optimistic about our venue remodel program, which is really a complete re-imaging of the venue, along with additional planned initiatives to improve our business and our profitability.”
Adjusted EBITDA(1) for the first quarter of 2019 increased $9.8 million, or 14.8%, to $76.1 million from $66.3 million for the first quarter of 2018.
Balance Sheet and Liquidity
As of March 31, 2019, the Company had cash and cash equivalents of $112.0 million with net availability of $86.5 million on the undrawn revolving credit facility. There is $977.0 million of principal outstanding on the Company’s long-term debt.
During the first quarter of 2019, the Company made $18.6 million of capital expenditures, of which $4.9 million related to growth initiatives, $0.4 million related to IT initiatives, and $13.3 million related to maintenance capital expenditures, primarily consisting of game enhancements and general venue capital expenditures.
________________

(1)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

As of May 14, 2019, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	516	38	554
Domestic franchised	26	61	87
International franchised	64	43	107
Total	606	142	748
Business Combination
On April 8, 2019 CEC and Leo Holdings, Corporation (NYSE: LHC) (“Leo”), a publicly traded special purpose acquisition company, announced that Leo and Queso Holdings, Inc. (“Queso”), the parent company of CEC, together with Queso’s controlling stockholder, an entity owned by funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”), have entered into a definitive business combination agreement.
The Boards of Directors of both Leo and Queso have unanimously approved the proposed transaction. Completion of the transaction is subject to Leo shareholder approval and other customary closing conditions. The parties expect that the transaction will close in the second or third quarter of 2019.
Annual Guidance
The Company is reiterating its confidence in the annual guidance that was referenced in the investor presentation related to the definitive business combination agreement with Leo, which includes the following:

▪	Total revenues of $929 million;

▪	Comparable venue sales growth of 4.2%;

▪	Adjusted EBITDA(1) of $187 million;

▪	Four net Peter Piper Pizza openings and 11 net international franchised Chuck E. Cheese openings; and

▪	Capital expenditures of $95 million to $105 million.
________________

(1)
For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release. The Company provides guidance on Adjusted EBITDA, but does not provide a reconciliation of such guidance to the most directly comparable financial measures because of the high variability and inherent difficulty in making accurate forecasts of some of the information excluded from Adjusted EBITDA.

Conference Call Information
Tom Leverton, Chief Executive Officer, and Jim Howell, Chief Financial Officer, will host a conference call beginning this morning at 7:00 a.m. Central Time. The call can be accessed by dialing (201) 689-8263 and conference code 13690637.
A replay of the call will be available from 10:00 a.m. Central Time on May 14, 2019 through 10:59 p.m. Central Time on May 28, 2019 and can be accessed by dialing (412) 317-6671 and conference code 13690637. Investors and interested parties may also listen to a live and archived webcast of the conference call by visiting www.chuckecheese.com under the link “Investor Relations.”
June Investor Conference Participation
The Company will participate at these investor conferences.

▪
On Wednesday, June 5, 2019 CEC will present at the Baird 2019 Global Consumer, Technology & Services Conference at the InterContinental Barclay Hotel in New York City and meet with institutional investors. The Company’s presentation will begin at 9:15 a.m. Central Time and will be webcast live and archived on CEC’s website at www.chuckecheese.com under the link “Investor Relations”. Please contact your Baird representative to schedule a meeting.

▪
On Thursday, June 6, 2019 CEC will meet with institutional investors at the 39th Annual Piper Jaffray Consumer Marketplace Conference at The Pierre Hotel in New York City. Please contact your Piper Jaffray representative to schedule a meeting.

▪
On Wednesday, June 12, 2019 CEC will present at the Stifel 2019 Cross Sector Insight Conference at the InterContinental Boston in Boston, MA and meet with institutional investors. The Company’s presentation will begin at 10:10 a.m. Central Time. Please contact your Stifel representative to schedule a meeting.

About CEC Entertainment, Inc.
CEC Entertainment, Inc. is the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese and Peter Piper Pizza venues. As America's #1 place for birthdays and the place Where A Kid Can Be A Kid®, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, play and delicious handmade pizza. With the first-of-its-kind gaming experience, All You Can Play, kids have access to play every game at Chuck E. Cheese, as many times as they want on any day, without any restrictions. Committed to providing a fun, safe environment, Chuck E. Cheese helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese has donated more than $16 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza features dining, entertainment and carryout with a neighborhood pizzeria feel and “pizza made fresh, families made happy” culture. Peter Piper Pizza takes pride in delivering quality food and fun that reconnects family and friends. With a bold design and contemporary layout, an open kitchen revealing much of their handcrafted food preparation, the latest technology and games, and beer and wine for adults, Peter Piper Pizza restaurants appeal to parents and kids alike. As of May 14, 2019, the Company and its franchisees operated a system of 606 Chuck E. Cheese’s and 142 Peter Piper Pizza venues, with locations in 47 states and 14 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                        Media Inquiries:
Jim Howell                            Liz DiTrapano, ICR
EVP & CFO                            (646) 277-1226
CEC Entertainment, Inc.                        Liz.DiTrapano@icrinc.com
(972) 258-4525
jhowell@cecentertainment.com

Raphael Gross, ICR
(203) 682-8253
Raphael.Gross@icrinc.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the Securities and Exchange Commission on March 12, 2019. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

▪	our strategy, outlook and growth prospects;

▪	our operational and financial targets and dividend policy;

▪	our planned expansion of the venue base and the implementation of the new design in our existing venues;

▪	general economic trends and trends in the industry and markets; and

▪	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

▪	negative publicity and changes in consumer preferences;

▪	our ability to successfully expand and update our current venue base;

▪	our ability to successfully implement our marketing strategy;

▪	our ability to compete effectively in an environment of intense competition;

▪	our ability to weather economic uncertainty and changes in consumer discretionary spending;

▪	increases in food, labor and other operating costs;

▪	the impact of labor scheduling legislation;

▪	our ability to successfully open international franchises and to operate under the United States and foreign anti-corruption laws that govern those international ventures;

▪	risks related to our substantial indebtedness;

▪	failure of our information technology systems to support our current and growing businesses;

▪	disruptions to our commodity distribution system;

▪	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

▪	risks from product liability claims and product recalls;

▪	the impact of governmental laws and regulations and the outcomes of legal proceedings;

▪	potential liability under certain state property laws;

▪	fluctuations in our financial results due to new venue openings;

▪	local conditions, natural disasters, terrorist attacks and other events and public health issues;

▪	the seasonality of our business;

▪	inadequate insurance coverage;

▪	labor shortages and immigration reform;

▪	loss of certain personnel;

▪	our ability to protect our trademarks or other proprietary rights;

▪	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

▪	our ability to successfully integrate the operations of companies we acquire;

▪	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

▪	our failure to maintain adequate internal controls over our financial and management systems;

▪
risks associated with our proposed business combination and the related business combination agreement, and following the consummation of the proposed business combination, the increased costs, and the risks, associated with being a reporting company with publicly traded equity; and

▪	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 12, 2019.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended
	March 31, 2019		April 1, 2018

REVENUES:
Food and beverage sales	$117,815	43.1%	$118,377	46.4%
Entertainment and merchandise sales	149,677	54.8%	131,117	51.4%
Total company venue sales	267,492	97.9%	249,494	97.9%
Franchise fees and royalties	5,820	2.1%	5,410	2.1%
Total revenues	273,312	100.0%	254,904	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs and expenses (excluding Depreciation and amortization):
Cost of food and beverage (1)	26,652	22.6%	27,360	23.1%
Cost of entertainment and merchandise (2)	11,746	7.8%	9,382	7.2%
Total cost of food, beverage, entertainment and merchandise (3)	38,398	14.4%	36,742	14.7%
Labor expenses (3)	72,505	27.1%	67,349	27.0%
Lease costs (3)	27,027	10.1%	24,049	9.6%
Other venue operating expenses (3)	35,297	13.2%	38,062	15.3%
Total company venue operating costs and expenses	173,227	64.8%	166,202	65.2%
Other costs and expenses:
Advertising expense	12,253	4.5%	13,974	5.5%
General and administrative expenses	15,243	5.6%	12,909	5.1%
Depreciation and amortization	24,334	8.9%	26,572	10.4%
Transaction, severance and related litigation costs	23	—%	534	0.2%
Total operating costs and expenses	225,080	82.4%	220,191	86.4%
Operating income	48,232	17.6%	34,713	13.6%
Interest expense	19,808	7.2%	18,557	7.3%
Loss before income taxes	28,424	10.4%	16,156	6.3%
Income tax expense	7,178	2.6%	3,933	1.5%
Net income	$21,246	7.8%	$12,223	4.8%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total company venue sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	March 31, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$112,030	$63,170
Restricted cash	266	151
Other current assets	64,052	83,411
Total current assets	176,348	146,732
Property and equipment, net	533,610	539,185
Operating lease right-of-use assets, net (1)	544,592	—
Goodwill	484,438	484,438
Intangible assets, net	470,242	477,085
Other noncurrent assets	18,883	18,725
Total assets	$2,228,113	$1,666,165
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,600	$7,600
Operating lease obligations, current portion (1)	47,509	—
Other current liabilities	109,708	98,982
Total current liabilities	164,817	106,582
Operating lease obligations, less current portion (1)	529,972	—
Bank indebtedness and other long-term debt, net of deferred financing costs, less current portion	960,715	961,514
Deferred tax liability	108,450	107,058
Other noncurrent liabilities	200,371	248,440
Total liabilities	1,964,325	1,423,594
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of March 31, 2019 and December 30, 2018	—	—
Capital in excess of par value	359,696	359,570
Accumulated deficit	(94,414)	(115,660)
Accumulated other comprehensive loss	(1,494)	(1,339)
Total stockholder’s equity	263,788	242,571
Total liabilities and stockholder’s equity	$2,228,113	$1,666,165
________________
(1) Effective December 31, 2018. the Company adopted ASC 842 using the modified retrospective method. Under the modified retrospective approach, the comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	March 31, 2019	April 1, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,246	$12,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,334	26,572
Deferred income taxes	1,448	(672)
Stock-based compensation expense	1,162	64
Amortization of lease related liabilities	—	(211)
Amortization of original issue discount and deferred debt financing costs	1,059	1,137
Loss on asset disposals, net	954	1,237
Non-cash lease expense	732	1,181
Change in operating lease liabilities	(152)	—
Other adjustments	112	(26)
Changes in operating assets and liabilities:
Operating assets	426	1,872
Operating liabilities	19,157	9,187
Net cash provided by operating activities	70,478	52,564
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(18,372)	(18,060)
Development of internal use software	(282)	(515)
Proceeds from sale of property and equipment	21	158
Net cash used in investing activities	(18,633)	(18,417)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on senior term loan	(1,900)	(1,900)
Other financing activities	(971)	(833)
Net cash used in financing activities	(2,871)	(2,733)
Effect of foreign exchange rate changes on cash	1	46
Change in cash, cash equivalents and restricted cash	48,975	31,460
Cash, cash equivalents and restricted cash at beginning of period	63,321	67,312
Cash, cash equivalents and restricted cash at end of period	$112,296	$98,772

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that the presentation of these measures is appropriate to provide useful information to investors regarding its operating performance and its capacity to incur and service debt and fund capital expenditures. Further, the Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for excluding the annualized full year effect of Company-operated and franchised venues that were opened and closed during the year. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended
	March 31, 2019	April 1, 2018

Total revenues	$273,312	$254,904
Net income as reported	$21,246	$12,223
Interest expense	19,808	18,557
Income tax expense	7,178	3,933
Depreciation and amortization	24,334	26,572
EBITDA	72,566	61,285
Loss on asset disposals, net	954	1,237
Unrealized (gain) loss on foreign exchange	(342)	356
Non-cash stock-based compensation	1,162	64
Rent expense book to cash	732	2,174
Franchise revenue, net cash received	698	421
Venue pre-opening costs	65	23
One-time and unusual items	300	762
Adjusted EBITDA	$76,135	$66,322
Adjusted EBITDA Margin	27.9%	26.0%